SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — June 5, 2007
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN		46240

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:    (317) 704-6000
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 5, 2007, SkyTel (“SkyTel”), a division of Bell Industries, Inc. (the “Registrant”) entered into an agreement (the “Agreement”) with Vehicle Manufacturers Services Inc. (“VMS”) pursuant to which VMS was appointed as SkyTel’s sole United States sales representative, with the exclusive right to (i) market and sell certain of SkyTel’s SkyGuard products, (ii) solicit subscriptions for and sell a SkyGuard service agreement and (iii) offer additional services, to third parties within the automotive industry. The Agreement has a fixed term, subject to certain extension and termination rights of both SkyTel and VMS. SkyTel will pay VMS a fee based upon a percentage of SkyTel’s net profits from the sales of the SkyGuard products, and service fees during the term.1

[1]	The Registrant expects to request confidential treatment for a number of competitively sensitive terms of the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: June 11, 2007	By:	/s/ Kevin J. Thimjon
	Name:	Kevin J. Thimjon
	Title:	Chief Financial Officer